10.1     Agreement with Goodbody International, Inc.


GOODBODY INTERNATIONAL, INC.
4546 Barclay Drive, Suite C
Atlanta, GA  30338

AMENDMENT

March 15, 2000

Mr. M. Lee Hulsebus
Miracor Diagnostics, Inc.
9191 Towne Centre Drive, Suite 420
San Diego, CA  92122

Dear Lee:

This letter is an amendment to your September 17, 1999, Letter of Agreement with Goodbody International, Inc. (GBI) regarding proposed financings involving Swartz Institutional Finance.

* Regarding a proposed Private Placement, GBI agrees to accept as its fee, (thereby replacing the fee stated in the September 17, 1999 Agreement):

         o     A cash fee of 2% of the gross proceeds received.

         o A warrant to purchase a number of shares of Common Stock equal to 5% of the amount raised. The warrant will have the same terms, conditions, and exercise price as the Swartz warrant.

         o 144 Restricted Stock at $1.00 per share in the amount of 3% of the gross proceeds received including piggyback registration rights.

* Regarding a proposed Equity Line of Credit, GBI agrees to accept as its fee, (thereby replacing the fee stated in the September 17, 1999 Agreement):

         o 50,000 shares of 144 Restricted Stock with piggyback registration rights, issued at the end of the Swartz "Document Review Period," as defined in the Swartz Letter of Agreement.

         o A cash fee be paid to GBI within 24 hours of receiving each Equity Line payment from Swartz over the three-year commitment as follows:

                              1st Million      5%
                              2nd Million      4%
                              3rd Million      3%
                              4th Million      2%
                              5th Million      1%

         o A five-year warrant to purchase 260,000 Common Shares of MRDG, to be issued at the same time the Swartz Commitment Warrant is issued and to be earned and exercisable at the end of the Swartz "Document Reviews Period," as defined in the Swartz Letter of Agreement. The warrant will have the same terms, conditions and exercise price, as the Swartz Commitment Warrant. In addition, a warrant to purchase a number of shares of Common Stock equal to 8% of each put (amount raised) will be issued to GBI during the three-year life of the Equity Line. These warrants will have the same terms, conditions, and exercise prices as the Swartz warrants issued with each put.


Agreed to this 15th day of March 2000.

Goodbody International, Inc.                    Miracor Diagnostics, Inc.

  /S/ Joseph H. Hale                              /S/ M. Lee Hulsebus
---------------------------                     -----------------------------
      Joseph H. Hale, CEO                             M. Lee Hulsebus, CEO